Exhibit 10.11

RIGHT OF FIRST REFUSAL AND

CORPORATE OPPORTUNITIES AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is made as of [______], 2013 by and among Levy Acquisition Corp., a Delaware corporation (the “Company”), Levy Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and Levy Family Partners, LLC, [a Delaware] limited liability company (“Levy Family Partners”), in connection with the Company’s proposed public offering of units consisting of shares of common stock, par value $0.0001 per share (the “Shares”) and warrants to purchase Shares, pursuant to a registration statement on Form S-1, filed by the Company with the Securities and Exchange Commission (as amended, the “Registration Statement”).

RECITALS

WHEREAS, Levy Family Partners is an affiliate of the Sponsor; and

WHEREAS, the Company will be attempting to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets involving the Company (a “Business Transaction”); and

WHEREAS, Levy Family Partners may also be seeking investment opportunities which may be a part of, in connection with or deemed a Business Transaction; and

WHEREAS, the Company and Levy Family Partners each believes it is in their best interests to clarify any potential Business Transaction and investment opportunities for which each party shall have the right of first refusal.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Right of First Refusal.

For the term specified in Section 2 of this Agreement and subject to subsections (b), (c) and (d) of this Section 1, Levy Family Partners hereby grants to the Company a right of first refusal as follows:

(a) Levy Family Partners shall not enter into any agreement to acquire 50% or more of the outstanding voting securities of any company or business whose fair market value is at least equal to 80% of the balance in the trust account that holds the proceeds of the Company’s initial public offering (less the deferred underwriting discounts and commissions and taxes payable) at such time, without first presenting such suitable opportunity to a committee of the Company’s independent directors, and will not enter into any such agreement until the committee of the Company’s independent directors determine, within the time frame and in the manner specified below, not to pursue such Business Transaction opportunity.

(b) Notwithstanding anything to the contrary in this Agreement, the Company agrees that any such business entity in which Levy Family Partners currently invests or with respect to which Levy Family Partners has initiated any contacts or entered into any discussions or negotiations, formal or informal, regarding their respective acquisition of, or investment in, such business prior to the completion of the Company’s initial public offering, as set forth in the Registration Statement, will not be a potential acquisition target for the Company, unless Levy Family Partners declines to pursue such respective business opportunity and notifies the Company of the same in writing.

(c) After review of any potential Business Transaction or investment opportunity, the Company may release the right of first refusal set forth in this Section 1(a) with respect to such Business Transaction or suitable opportunity. Decisions by the Company to release Levy Family Partners to pursue such suitable opportunity will be made by a majority of the Company’s independent directors.

(d) Levy Family Partners shall provide written notice to the Company of any such suitable opportunity brought to its attention by its current partners, principals, directors, officers or employees within ten (10) business days of its identification of such suitable opportunity. Any right of first refusal granted shall expire ninety (90) days from the date of the written notice unless earlier released pursuant to Section 1(c), provided that, during such ninety (90)-day period, the Company has failed to commence discussions with any third party regarding the specified Business Transaction or suitable opportunity.

2. Term. This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of: (i) the consummation by the Company of a Business Transaction or (ii) 24 months from the closing of the Company's initial public offering.

3. Notices. All notices or communications hereunder shall be addressed as follows:

To the Company:

Levy Acquisition Corp.

444 North Michigan Avenue, Suite 3500

Chicago, IL 60611

Attn: Sophia Stratton, Chief Financial Officer

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173-1922
Attention: Joel L. Rubinstein

If to Levy Family Partners:

Levy Family Partners, LLC

444 North Michigan Avenue, Suite 3500

Chicago, IL 60611

Attn: Ari Levy, Manager

All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

4. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

5. Entire Agreement. This Agreement, as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof between the Company and Levy Family Partners.

6. Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

7. Amendment. This Agreement may only be amended by written agreement of the parties hereto.

8. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 8 are in addition to the survivorship provisions of any other section of this Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

10. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

11. Mutual Drafting. This Agreement is the joint product of the Company and Levy Family Partners and each provision hereof has been subject to the consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

12. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby (i) agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced first in the U.S. District Court for the Southern District of New York, then to such other federal or state courts located in the State of New York, and irrevocably submits to such jurisdiction in New York, which jurisdiction shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT.

13. Trust Waiver. Notwithstanding anything herein to the contrary, Levy Family Partners hereby waives any and all right, title, interest or claim of any kind, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (“Claim”) in or to any distribution from the trust account in which the proceeds of the Company’s initial public offering will be deposited and held for the benefit of the public shareholders (the “Trust Account”) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

LEVY ACQUISITION CORP.

By:
Name: Ari Levy
Title: President

LEVY ACQUISITION SPONSOR, LLC

By:
Name: Ari Levy
Title: President

LEVY FAMILY PARTNERS, LLC

By:
Name: Ari Levy
Title: Manager

[Signature Page to Right of First Refusal and Corporate Opportunities Agreement]